Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 1

TO

STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of this 18th day of December, 2022, by and between Unique Logistics Holdings Limited, a Hong Kong corporation (“ULHL”) and Unique Logistics International, Inc., a Nevada corporation (the “Buyer”).

WHEREAS, ULHL and Buyer have entered into that certain Stock Purchase Agreement, dated April 28, 2022 (the “Purchase Agreement”), pursuant to which Buyer has agreed to purchase (directly or, in Buyer’s sole discretion, through an affiliate of Buyer) from ULHL, and ULHL has agreed to sell to the Buyer, shares of common stock owned by ULHL (the “Purchased Shares”) in the subsidiaries of ULHL (the “ULHL Subsidiaries”) set forth on Schedule I of the Purchase Agreement (the “Transaction”), pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the transaction, ULHL and the Buyer have agreed to taking certain actions going forward, including without limitation, (a) establishing a reserve for accrual of certain of the net assets of the ULHL Subsidiaries, and (b) forming a new company to which certain ULHL Subsidiary operations and assets will be transferred; and

WHEREAS, ULHL and the Buyer desire hereby to amend the Purchase Agreement to provide for, among other things, the foregoing upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I: DEFINED TERMS

Section 1.1 Capitalized and Defined Terms. Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed thereto in the Purchase Agreement.

ARTICLE II: AMENDMENT OF STOCK PURCHASE AGREEMENT

Section 2.1 Amendments. Subject to the terms and conditions contained herein, ULHL and Buyer hereby amend the Purchase Agreement as follows:

2.1.1 The definition of “Expiration Date” appearing in Section 1.01 of the Purchase Agreement shall be hereby modified by the deletion of the date of “December 31, 2022” contained therein and replacement thereof with the date of “February 15, 2023.”

2.1.2 The following definition shall be added to Section 1.01 of the Purchase Agreement immediately following the definition of “ULHL Subsidiaries” and immediately prior to the definition of “Unique HK” below:

““Undisclosed Liabilities” means those certain potential liabilities, existing or contingent, that have been identified relating to certain of the ULHL Subsidiaries that were not specifically available to the Buyer in writing prior to execution hereof, including without limitation, (a) any and all actual, contingent, mature, immature, contractual or tort-based liabilities, (b) liabilities arising out of prior civil litigation or arbitration decisions, (c) administrative penalties, recoveries, forfeitures or criminal penalties and liabilities, and (d) validated claims asserted by various third parties, such as vendors and governmental regulatory entities.”

2.1.3 ARTICLE VII of the Purchase Agreement shall be amended as set forth hereinbelow.

(a) Section 7.01 shall be modified by deletion of the phrase “[Intentionally Omitted.]” contained therein and replacement thereof with the following:

“Agreement to Accrue a Reserve for Undisclosed Liabilities. In connection with certain Undisclosed Liabilities of the ULHL Subsidiaries, ULHL and Buyer hereby agree, upon Closing, to establish an additional reserve against Adjusted Net Assets of the subject ULHL Subsidiaries in an amount equal to $1,000,000 to be retained for a period of up to 12 months from the Closing Date (the “Reserve Period”) pending resolution and disposition of claims relating to the Undisclosed Liabilities (“Related Claims”). Upon expiration of the Reserve Period, assuming that no Related Claims have been made, the Adjusted Net Assets in reserve shall be released to ULHL. If any Related Claim is made within the Reserve Period, the amount to be released upon expiration of the Reserve Period shall be reduced on a dollar-for-dollar basis (up to a maximum of $1,000,000) based on the amount of such Claim. If upon the determination, adjudication or other resolution of all claims asserted during the Reserve Period, the total liability that the relevant ULHL Subsidiaries are found to be liable for by a competent court, tribunal or governmental authority (or upon settlement if applicable) (the “Relevant Liability”) is less than $1,000,000, the difference between (A) $1,000,000 and (B) the Relevant Liability shall be forthwith released to ULHL (to the extent not yet released to ULHL previously). It is understood that nothing set forth herein shall affect the minimum Adjusted Net Assets as may be otherwise required in this Agreement.

ULHL and the Buyer hereby agree to cooperate in the formation of a new company in Vietnam (“Newco-Vietnam”) to which the existing business and operations, including employees, customers and the assets, of Unique Vietnam shall be transferred following Closing. ULHL and Buyer agree to cooperate in good faith to and use their reasonable best efforts to: (a) form Newco-Vietnam, transfer the business, operations and assets of Unique Vietnam to Newco-Vietnam, and establish the continuing operations of Newco-Vietnam; and (b) obtain such licenses and permits on behalf of Newco-Vietnam as are necessary to operate Newco-Vietnam as a logistics business in Vietnam (all such actions in clauses (a) and (b) above, collectively, the “Transfer”). At such time as Newco-Vietnam is fully operational and the Transfer is complete, as assessed and mutually agreed upon in good faith by ULHL and the Buyer, ULHL shall repurchase those shares of common stock of Unique Vietnam included in the Purchased Shares purchased by the Buyer hereunder at a nominal value of USD100.”

ARTICLE III: MISCELLANEOUS

Section 3.1 Miscellaneous Provisions Governing this Amendment.

3.1.1 Except as specifically set forth in this Amendment, nothing set forth herein shall be deemed to modify any provision of the Purchase Agreement, The Share Sale and Purchase Agreement, dated September 13, 2022, between ULHL and the Buyer (the “Vietnam SPA”), or any of the other transaction agreements relating to the Buyer’s acquisitions of the Subsidiaries.

3.1.2 This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, and shall become effective when counterparts have been signed by each of ULHL and the Buyer and delivered to the one another, it being understood that both parties hereto need not sign the same counterparts. Each counterpart shall be enforceable against the parties hereto and shall, together, constitute one and the same instrument. Facsimile and “.pdf” copies of executed signature pages shall be deemed binding originals and no party hereto shall raise the use of facsimile machine or electronic transmission in “.pdf” as a defense to the formation of a contract.

3.1.3 This Amendment and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York. All Actions arising out of or relating to this Amendment shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Amendment the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in the Purchase Agreement or is delivered via email attachment at the e-mail address as set forth in the Purchase Agreement. Nothing in this section shall affect the right of any party to serve legal process in any other manner permitted by Law.

3.1.4 EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDINGS OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR UNDER THE PURCHASE AGREEMENT.

3.1.5 This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other party hereto.

3.1.6 All notices, requests, claims, demands, consents, waivers and other communications required or permitted by this Amendment shall be in writing and shall be deemed given to a party hereto when provided and delivered in accordance with the terms of the Purchase Agreement.

3.1.7 Each party hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other parties may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing the modifications and amendments provided for herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the date first above written.

THE BUYER:

UNIQUE LOGISTICS INTERNATIONAL, INC.

By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer

ULHL:

UNIQUE LOGISTICS HOLDINGS LIMITED

By:	/s/ Richard Lee Chi Tak
Name:	Richard Lee Chi Tak
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to ULHL-ULI Master Stock Purchase Agreement]

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